                                                                                               EXHIBIT 12.2
                                                                                         Page 1

                                          PENNSYLVANIA POWER COMPANY

                                     RATIO OF EARNINGS TO FIXED CHARGES
                                                                Year Ended December 31,
                                                     ---------------------------------------------
                                                     1994       1995      1996      1997     1998
                                                     ----       ----      ----      ----     ----
                                                                 (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                 $31,260   $38,930   $40,587   $31,472   $39,748
  Interest before reduction for amounts
   capitalized                                       34,947    31,350    27,889    22,438    21,073
  Provision for income taxes                         24,333    32,591    33,421    26,658    32,504
  Interest element of rentals charged to
   income (a)                                         1,652     1,865     1,868     1,750     1,920
                                                    -------  --------  --------   -------   -------
    Earnings as defined                             $92,192  $104,736  $103,765   $82,318   $95,245
                                                    =======  ========  ========   =======   =======
FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                        $32,130   $28,937   $25,715   $20,458   $19,255
  Interest on nuclear fuel obligations                  519       407       219       276        28
  Other interest expense                              2,298     2,006     1,955     1,704     1,789
  Interest element of rentals charged to income (a)   1,652     1,865     1,868     1,750     1,920
                                                    -------   -------   -------   -------   -------
    Fixed charges as defined                        $36,599   $33,215   $29,757   $24,188   $22,992
                                                    =======   =======   =======   =======   =======
RATIO OF EARNINGS TO FIXED CHARGES (b)                 2.52      3.15      3.49      3.40      4.14
                                                       ====      ====      ====      ====      ====

-------------------

(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $935,000, $795,000, $642,000, $483,000 and $273,000 for each of the five years ended
     December 31, 1998, respectively.


                                                                                          EXHIBIT 12.2
                                                                                          Page 2

                                        PENNSYLVANIA POWER COMPANY

                         RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                               Year Ended December 31,
                                                     ---------------------------------------------
                                                     1994      1995     1996      1997     1998
                                                     ----      ----     ----      ----     ----
                                                                 (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                $31,260   $ 38,930   $ 40,587   $31,472   $39,748
  Interest before reduction for
   amounts capitalized                              34,947     31,350     27,889    22,438    21,073
  Provision for income taxes                        24,333     32,591     33,421    26,658    32,504
  Interest element of rentals charged to
   income (a)                                        1,652      1,865      1,868     1,750     1,920
                                                   -------   --------   --------   -------   -------
      Earnings as defined                          $92,192   $104,736   $103,765   $82,318   $95,245
                                                   =======   ========   ========   =======   =======
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
 PREFERRED STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest on long-term debt                       $32,130   $ 28,937   $ 25,715   $20,458   $19,255
  Interest on nuclear fuel obligations                 519        407        219       276        28
  Other interest expense                             2,298      2,006      1,955     1,704     1,789
  Preferred stock dividend requirements              5,364      4,775      4,626     4,626     4,626
  Adjustment to preferred stock dividends
    to state on a pre-income tax basis               4,121      3,939      3,751     3,859     3,726
  Interest element of rentals charged to
   income (a)                                        1,652      1,865      1,868     1,750     1,920
                                                   -------   --------   --------   -------   -------
    Fixed charges as defined plus preferred
     stock dividend requirements (pre-income
     tax basis)                                    $46,084   $ 41,929   $ 38,134   $32,673   $31,344
                                                   =======   ========   ========   =======   =======
RATIO OF EARNINGS TO FIXED CHARGES PLUS
 PREFERRED STOCK DIVIDEND REQUIREMENTS
 (PRE-INCOME TAX BASIS) (b)                           2.00       2.50       2.72      2.52      3.04
                                                      ====       ====       ====      ====      ====


-------------------

(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $935,000, $795,000, $642,000, $483,000 and $273,000 for each of the five years ended
     December 31, 1998, respectively.
